Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

May 30, 2012

iPath® Exchange Traded Notes (ETNs)

Barclays

iPath®

About iPath® ETNs

Barclays

iPath®

What are iPath® Exchange Traded Notes (ETNs)?

Defining iPath® ETNs Senior, unsecured debt securities Issued by Barclays Bank PLC Have a maturity date Linked to the performance of an index, less fees Offer no principal protection ETNs are linked to the return of an index, less fees Unlike ETFs, no underlying assets are held No tracking error to linked index1 Provide access to hard-to-reach assets or strategies

1. Tracking error refers to the under/over performance differential of an ETN versus its benchmark index over a given time period, after accounting for the ETN’s fees and costs. One cannot invest directly in an index.

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iPath®

iPath® ETN Return Components

ETN Return

= Index Return –

Fees/Costs

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iPath® ETNs: Familiar Features, Unique Benefits

Differences and Similarities between ETNs and Exchange Traded Funds (ETFs) Both ETNs and ETFs provide investors with access to the returns of various market benchmarks. However, ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities

ETNs ETFs Liquidity Daily on exchange Daily on exchange

Registration Securities Act of 1933 Investment Company Act of 1940 Recourse Issuer credit Portfolio of securities Principal Risk Market and Issuer Risk Market Risk Institutional size redemption Daily to the issuer Daily via custodian Short sales* Yes, on an uptick or a downtick Yes, on an uptick or a downtick

* With short sales, an investor faces the potential for unlimited losses as the security’s price rises.

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ipath

What is iPath®?

iPath®: An offering that stands apart from the crowd First offering of exchange traded notes (ETNs) in the US

Began trading in 2006

Largest suite of ETNs in the US offered by one issuer Broad array of exposures, spanning from volatility to fixed income

Credit issuer risk

iPath® ETNs are debt securities issued by Barclays Bank PLC and payments on the ETNs are subject to the creditworthiness of Barclays Bank PLC

Daily Redemption

On a daily basis, blocks1 of shares can be redeemed at Closing Indicative Note Value of the relevant valuation date2

1.Blocks of 25,000 or 50,000, depending on the product.

2.Subject to certain terms and conditions, see the applicable prospectus for details.

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iPath® ETNs are issued by

Barclays Bank PLC

Barclays Bank PLC is the issuer of iPath® ETNs

One of the largest financial services companies in the world with over 300 years of history and expertise in banking A major global financial services provider engaged in

Retail banking

Credit cards

Corporate and investment banking

Wealth management Operating in over 50 countries and employs approximately 145,000 people

Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of iPath® ETNs iPath® ETNs are backed by the credit of Barclays Bank PLC1

Ratings for Barclays Bank PLC long-term, senior unsecured debt

A+ by S&P

Aa3 by Moody’s Investors Service, Inc.

1. The iPath® ETNs are not rated, but are backed by the credit of Barclays Bank PLC. Credit ratings relate solely to the issuer, Barclays Bank PLC, and not to the ETNs. A security rating is not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs. Page 7

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iPath® ETN Product Suite

Principal Amount Number of Outstanding Products ($M)

Commodities 40 4,243

DJ-UBS Indices 19 3,311 S&P GSCI Indices 2 842 Pure Beta Indices 18 87 Seasonal Natural Gas Index 1 2

Equity 18 2,936

Volatility 6 2,342 Buy-Write 1 12 India 1 529 Inverse/Leveraged 10 54

Fixed Income 10 229 Currency / Other 8 69 Total 76 7,477

Source: BlackRock, Inc., as of 03/30/11.

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iPath® ETN Features

Potential Benefits

Access to hard-to-obtain assets or strategies Operationally efficient Listed on NYSE Arca and other exchanges No tracking error

Unique Access

Commodities Fixed Income

Currencies Alternatives

Equities Strategies

Key Considerations

Market Risk: ETNs are not principal protected1

Liquidity Risk2

Issuer Credit Risk3

The return of an ETN is linked to the performance of an index, less fees and applicable costs. The index may rise or fall depending on market conditions, affecting the value of the investment return. Investors may lose some or all of their investment in the ETN.

As an exchange-traded product, an ETN can be bought and sold daily on an exchange during normal US market hours. Investors may be exposed to risk overnight and during other non-trading hours. Additionally, investors may be exposed to risk when the ETN is trading but the market on which the underlying index is based is closed.

Investors are exposed to issuer credit risk when investing in any debt security, including ETNs. It is possible that an issuer may not be able to meet its obligations on the ETNs as they become due.

Trading iPath® ETNs

Investor can trade iPath® ETNs in three ways

Intermediary Exchange Buy/sell at market price during market hours

ETN 2 Intermediary Barclays directly Create/Redeem to Barclays

Bank PLC

Investor Bank PLC*

Hold Until Buy and hold Maturity until maturity

* Typically in amounts of 25,000 or 50,000 units per redemption (a redemption charge may apply). See relevant prospectus for procedures and applicable minimum amount.

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Taxation

Treatment Recognition Of

Type At Maturity Current Income

Alternatives Capital Gains No

Buy-Write Capital Gains No

Commodities Capital Gains No

Equity Capital Gains No

Fixed Income Capital Gains No

Leveraged Capital Gains No

Currency

Exchange Rate Ordinary Income Yes

Global Emerging Markets Ordinary Income Yes

Strategy (GEMS)

Carry Trade Ordinary Income No

U.S. FEDERAL INCOME TAX CONSIDERATIONS

iPath® Commodity ETNs

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Why Commodities?

Real assets vs. financial assets Goods used in the first part of a manufacturing process Commodities as an asset class Portfolio diversifier Potential to enhance portfolio risk-adjusted return Potential inflation hedge

Diversification may not protect against market risk.

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Traditional Commodity Indices

S&P GSCI® Dow Jones-UBS

Commodity Commodity

Indices IndexesSM

Major commodity index providers offer broad, sector, sub-sector, and individual commodity indices

S&P GSCI® is a trademark of Standard and Poor’s Financial Services LLC.

DJ-UBSCI SM is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC.

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IPATH

Portfolio diversification

Dow Jones-UBS

Commodity Index S&P GSCI® Total

Total ReturnSM Return Index

Correlations1

S&P 500® Index 0.44 0.42

MSCI EAFE Index 0.58 0.53

MSCI EM Index 0.59 0.55

Barclays US Aggregate Index -0.11 -0.12

Annualized Standard Deviation2 20.5% 26.9%

Annualized returns 1.70% -0.29%

Source: Bloomberg, 12/31/04 –03/30/12, based on weekly returns.

Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent.

Standard deviation is a measure of variability from the expected value. Annualized Standard Deviation is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Standard Deviation is based on historical data, it may not predict variability on annualized performance of the ETNs in the future.

Diversification may not protect against market risk.

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Commodity Sub-Index Annual Returns

iPath

Ranked in order of performance

2006	2007	2008	2009	2010	2011
Industrial Metals 72.35%	Grains 42.07%	Precious Metals -4.06%	Industrial Metals 79.98%	Softs 59.90%	Precious Metals 4.56%
Precious Metals 27.11%	Agriculture 29.89%	Grains -26.32%	Softs 44.24%	Precious Metals 42.66%	Livestock -2.30%
Grains 23.61%	Precious Metals 25.95%	Agriculture -27.47%	Precious Metals 29.20%	Agriculture 38.49%	Softs -13.97%
Agriculture 14.25%	Energy 20.69%	Livestock -28.40%	Agriculture 13.72%	Grains 30.28%	Agriculture -14.35%
Livestock -6.12%	Softs -3.45%	Softs -28.43%	Grains -1.65%	Industrial Metals 16.24%	Grains -14.41%
Softs -11.97%	Industrial Metals -9.86%	Energy -47.33%	Energy -5.30%	Livestock 9.27%	Energy -15.97%
Energy -41.41%	Livestock -10.67%	Industrial Metals -48.27%	Livestock -15.07%	Energy -10.55%	Industrial Metals -24.23%

Source: Bloomberg, 12/31/05–12/30/11.

Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results. For current Index and iPath ETN performance, go to www.iPathETN.com.

Page 16

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IPATH

Commodity Exposure Access Vehicles

Physical commodity Futures or derivatives Commodity Pool Operator (CPO) and Commodity Trading Advisor (CTA) accounts Hedge funds Mutual funds Exchange traded products (trusts, ETNs, MLPs)

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IPATH

Commodity Exchange Traded Products Across Providers

140 160

120 140 $ B) ( 100 120 100 Outstanding 80 Products 80 of Amount 60 60 Number Principal 40 40 Total 20 20

0 0 12/04 03/05 06/05 09/05 12/05 03/06 06/06 09/06 12/06 03/07 06/07 09/07 12/07 03/08 06/08 09/08 12/08 03/09 06/09 09/09 12/09 03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12 Total Principal Amount Outstanding Number Products

Source: Bloomberg, 12/31/2004 – 03/30/2012.

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iPath® Commodity ETNs: A Modular Suite

ETNs Tracking traditional index

Pure Beta Suite

iPath® Commodity ETNs are linked to indices reflecting returns potentially available from an investment in futures contracts on the specified physical commodities. Please see the applicable prospectus for additional information. Page 19

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iPath® Commodity ETN Suite

Index Exposure Futures Contract Exposure Potential Advantages

S&P GSCI® Front Month • Offers exposure to front month futures contracts Total Return • Implement short-term view

Dow Jones-UBS Suite Front Month Offers exposure to front month futures contracts

Implement short-term view

Barclays One of the first 12 futures contracts May mitigate roll yield and the effect of price Pure Beta Suite along the futures curve based on distortions in front month futures contracts allocation methodology Track commodity prices more effectively by looking across at multiple points of the futures curve

Barclays December contract, rolls annually May mitigate the impact of negative roll yield on Seasonal Natural Gas each October natural gas futures (generally observed historically when natural gas futures are rolled monthly)

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Traditional Commodity Index Returns

Commodity indices typically track the nearby commodity futures contract(s) and return performance can be broken down into

Commodity Index Price movement of the futures contract 1 ± Roll yield Hypothetical collateral component Returns 2

(for total return indices)

1. In the context of investment strategies in the futures markets, “roll yield” is commonly used to describe the returns that occur over and above the changes in the spot returns.

2. Total return indices typically include a US Treasury bill component intended to measure the collateralized returns accrued from holding and rolling futures contracts.

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IPATH

Commodity Index Roll Yield

Roll yield is an important component of commodity index returns and will depend on the shape of the futures curve

Backwardation

Price

Time to expiry

An expiring contract is sold and longer-term contract is purchased at a lower price

May positively impact a long position in a futures contract

Contango

Price

Time to expiry

An expiring contract is sold and a longer-term contract is purchased at a higher price

May negatively impact a long position in a futures contract

For illustrative purposes only.

Each scenario above assumes that the price and shape of the futures curve remains constant and a long position in a futures contract is rolled. Page 22

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Commodity Index Roll Yield

- A comparison of spot indices and excess return indices can demonstrate the impact that a positive or negative roll yield can have on a long position
- Roll yield is determined by the difference in the excess return and spot return indices for each individual commodity

Average Annual Roll Yield Contribution to Individual Commodity Index Performance from 2001 to 2011 (Excess Return – Spot Return = Roll Yield)*1



5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-9.5%
-10.4%
Aluminium
Copper
Lead
Nickel
Zinc
Heating oil
Crude Oil
Gasoline
Nat Gas
Wheat
Corn
Soybeans
Coffee
Sugar
Cocoa
Cotton
Lean Hogs
Cattle
Gold
Silver
S&P GSCI
DJ-UBS

1. Source: Bloomberg, 12/29/00–12/30/11.

* Subindices used for individual commodity calculations are subindices of the S&P GSCI® Excess Return and S&P GSCI® Spot Indices. S&P GSCI® Excess Return and S&P GSCI® Spot Indices and DJUBSCI℠ Excess Return Index and DJUBSCI℠ Spot Index are used for overall index calculation.

Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index. Past performance is not indicative of future results.

Page 23

IPATH

Changing Investment Behavior in Commodity Markets

Growth of Sophistication of Commodities Investors

120

Bn) Passive long only ( $ 100 index

80 Long strategies to mitigate roll yield and Outstanding, 60 other objectives Long-short

Amount 40 Principal 20 0

2005 2006 2007 2008 2009 2010 2011 2012

Source: Barclays.

This chart is for illustrative purposes only and does not represent actual AUM in the respective strategies. Estimates of past AUM are not indicative of future growth in AUM. Page 24

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IPATH

Barclays Pure Beta Commodity Indices

The Barclays Pure Beta Commodity Indices aim to capture a more holistic measure of the price of a commodity by considering multiple futures contracts, not just the nearby contract Combine information on the price and open interest of the contracts of a futures curve to seek to create a more accurate measure of a commodity’s economic value Broad, sector, sub-sector, and single commodity Pure Beta Indices available

Liquidity pockets for WTI futures

100 (USD/brl) 99 price

Front month open interest:

98 11th month futures $22.4B open interest: WTI $16B

97

0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 Tenor (months)

Source: Bloomberg, as of 12/30/11.

For illustrative purposes only. Past performance is not indicative of future results.

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IPATH

Pure Beta Indices: Overview of Methodology

Investment Process

Calculate the Front Year Average

Step 1 Price (FYAP) for a Commodity

Calculate the Tracking Error of

Step 2 each Tenor Index to the FYAP

Step 3 Filter Out Illiquid Tenor Indices

Step 4 Filter Out Dislocated Tenor Indices

Pure Beta Allocation

Definitions

Front Year Average Price (FYAP):

Constructed to measure the theoretical average price of the “front year” of futures contracts for a given commodity weighted by open interest. Average of settlement prices of the contracts in the upcoming 12 months weighted by their open interest.

Tenor Index: Tracks the performance of holding and rolling a series of futures contracts for that commodity.

Comprised of the nearby contract or deferred contracts up to 11 months out.

Liquidity screening: Any tenor index with outstanding open interest less than 7% of total open interest of the front year are excluded from the allocation

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iPath® Commodity ETNs

Common Uses

Diversification

Potential inflation protection

Key Features Access to broad, sector, and single commodities futures indices Listed on NYSE Arca Stock exchange iPath® Pure Beta ETNs only:

Potential to mitigate roll yield and the effects of futures contract price distortions

Employs liquidity filter to try to avoid illiquid futures contracts

Diversification may not protect against market risk.

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iPath® Currency

ETNs

Barclays

iPath

Why currency?

For non-US assets, changes in the value of local currencies relative to the US dollar can affect a US investor's returns

- **Total Return (USD) = Local price return + Currency Return**

	MSCI EURO			MSCI UK			MSCI JAPAN			MSCI CANADA		
	Local returns	Currency returns	USD returns	Local returns	Currency returns	USD returns	Local returns	Currency returns	USD returns	Local returns	Currency returns	USD returns
2006	15.9%	11.4%	30.2%	10.7%	13.7%	26.2%	6.1%	-1.1%	5.1%	15.7%	-0.3%	16.2%
2007	3.3%	10.5%	11.0%	3.0%	1.3%	4.7%	-11.3%	6.5%	-5.4%	8.2%	16.8%	27.6%
2008	-40.9%	-4.2%	-48.2%	-31.6%	-26.5%	-50.6%	-43.6%	23.3%	-30.5%	-33.2%	-18.1%	-46.6%
2009	23.4%	2.5%	31.2%	22.3%	10.8%	37.3%	7.3%	-2.6%	4.4%	29.7%	15.7%	52.7%
2010	3.9%	-6.5%	1.0%	8.5%	-3.5%	5.2%	-1.2%	14.7%	13.4%	12.0%	5.5%	18.2%
2011	-12.2%	-3.2%	-13.8%	-5.4%	-0.4%	-6.1%	-20.5%	5.5%	-16.2%	-12.2%	-2.3%	-14.4%

- For US investors, local currency appreciation may enhance overall US dollar return, local currency depreciation may reduce returns

Source: Bloomberg, 2006–2011.

Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index. Past performance is not indicative of future results.

Page 29

BARCLAYS

The Investment Case for Currency

iPath

Exchange Rate Correlation[1] to Underlying Equity Market

5-year correlations between equity and currency returns *(measured using exchange rate to USD and MSCI local index returns)*	
Europe	0.31
United Kingdom	0.29
Japan	-0.41
Canada	0.51

Currency Correlation[1] across countries

	EUR	GBP	JPY	CAD
EUR		0.61	0.20	0.45
GBP	0.61		0.04	0.46
JPY	0.21	0.04		0.18
CAD	0.45	0.46	0.18	

	EUR	GBP	JPY	CAD
Historical Annualized Volatility[2]	10.91%	10.86%	11.10%	11.32%

Source: Bloomberg, MSCI Inc, 12/31/05–3/30/12. Correlations calculated using weekly returns.

1. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent.
2. Volatility is a measure of variability from the expected value. Annualized Volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future.

Page 30

BARCLAYS

IPATH

Currency as an Asset Class

Ability to separate the currency decision from other investment decisions Explicit, conscious decision Increase opportunities and potential investment views Historically low correlation with bonds and equities Low to negative historical correlations with equities Hedging bonds can help reduce correlations Currencies themselves offer additional diversification benefits Given market inefficiencies, return opportunities exist Majority of currency transactions are not motivated by speculation on currency movements Currencies may deviate from fair value for extended periods Unlike traditional asset classes, however, currencies do not have a positive expected return.

Diversification may not protect against market risk.

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IPATH

Currency Strategies

Implement short-term tactical views Positive/negative view on the US dollar or foreign currency Use as a substitute for other asset classes e.g., Purchase currencies of commodities -exporting countries for potential indirect exposure to commodity prices Overlay Separate currency view from a market or active manager decision Global cash diversification Away from US dollar into other currencies Risk reduction through currency hedging Reduce or remove unwanted risk from foreign currency movements of volatility

The strategies discusses are strictly for illustrative and educational purposes and should not be constructed as a recommendation to purchase or sell, or an offer to sell or a solicitation of an offer to buy any security. There is no guarantee that any strategy discussed will be effective. Page 32

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IPATH

Currency Exchange Traded Products Across Providers

9 45

8 40 $ B)

( 7 35

6 30

5 25 Products Outstanding of Amount 4 20 3 15 Number Principal 2 10

1 5

0 0

06/06 09/06 12/06 03/07 06/07 09/07 12/07 03/08 06/08 09/08 12/08 03/09 06/09 09/09 12/09 03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12 Total Principal Amount Outstanding Number of Products

Source: Bloomberg, 6/30/2006 – 03/30/2012

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iPath ® Currency ETNs

® Ticker Yearly iPath ETN Name Exposure 1 Symbol Fee

Exchange Rate iPath® EUR/USD Exchange Rate ETN ERO EUR/USD 0.40% iPath® GBP/USD Exchange Rate ETN GBB GBP/USD 0.40% iPath® JPY/USD Exchange Rate ETN JYN JPY/USD 0.40%

Multi-Currency

iPath® GEMS Index™ ETN JEM 15 emerging markets currencies 0.89%

® 8 Asian emerging market iPath GEMS Asia 8 ETN AYT 0.89% currencies

® 5 Middle Eastern and Asian iPath Asian & Gulf Currency Revaluation ETN PGD 0.89% currencies iPath® Optimized Currency Carry ETN ICI G10 currencies 0.65%

The investor fee is equal to the Yearly fee times the principal amount of your securities times the index factor calculated on a daily basis in the following manner: The investor fee on the inception date is equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

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iPath® Exchange Rate ETNs

As the €, £, ¥ appreciate relative to the $ (exchange rate increases in value), the corresponding iPath Exchange Rate ETN increases in value:

iPath Exchange

Rate ETN Return Currency Return + Deposit Rate Investor Fee1

The investor fee is equal to the Yearly fee times the principal amount of your securities times the index factor calculated on a daily basis in the following manner: The investor fee on the inception date is equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

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iPath® Global Emerging Markets Strategy (GEMS) ETNs

Linked to Barclays GEMS Indices, designed to provide exposure to local currencies in specified emerging markets through short-term, liquid and

diversified instruments

Designed to pay a monthly coupon depending on implied interest earned

May be used by investors seeking emerging markets exposure with potential for income,

historically low volatility and low duration

Broad emerging Asia emerging Pegged currencies markets currencies markets currencies

JEM AYT PGD

Currencies Currencies Currencies

Hungarian Florint Columbian Peso Chinese Yuan Indian Rupee Polish Zloty Mexican Peso Hong Kong Dollar Indonesian Rupiah Russian Ruble Indian Rupee Saudi Riyal Philippine Peso South African Rand Indonesian Rupiah Singapore Dollar South Korean Won Turkish Lira Philippine Peso UAE Dirham Thai Baht Argentine Peso South Korean Won Malaysian Ringgit Brazilian Real Thai Baht Taiwan Dollar Chilean Peso Chinese Yuan

Barclays

Barclays Global Emerging Markets Strategy (GEMS) Performance

iPath

	Barclays GEMS Index™	Barclays GEMS Asia 8 Index™	Barclays GEMS Pegged Currency Index™	S&P 500® Index
Annualized Returns	2.30%	1.21%	1.43%	0.69%
Volatility[1]	10.44%	6.26%	1.51%	24.85%
Correlation[2] vs. S&P 500® Index	0.69	0.59	0.48	1.00



120%
110%
100%
90%
80%
70%
60%
50%
40%
Percent Appreciation
04/08
06/08
08/08
10/08
12/08
02/09
04/09
06/09
08/09
10/09
12/09
02/10
04/10
06/10
08/10
10/10
12/10
02/11
04/11
06/11
08/11
10/11
12/11
02/12
Barclays GEMS Index™
Barclays GEMS Asia 8 Index™
Barclays GEMS Pegged Currency Index™
S&P 500 Index

Source: Bloomberg, 4/4/08–03/30/12, using daily data.

Past performance is not indicative of future results. One cannot invest directly in an index.

1. Volatility is a measure of variability from the expected value. Annualized volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future.
2. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent.

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BARCLAYS

iPath® Optimized Currency Carry ETN (ICI)

What is the “carry trade”? Borrows in currencies with low domestic yields and invests in currencies with high domestic yields Seeks to capture potential returns from the difference in yields

The Intelligent Carry Strategy used by the iPath® ICI ETN is applied to the “G10 currencies”

Euro Canadian Dollar US Dollar Australian Dollar Japanese Yen New Zealand Dollar British Pound Swedish Krona Swiss Franc Norwegian Krone

Barclays

Barclays Optimized Currency Carry Index™ Performance

	Barclays Optimized Currency Carry Index™	S&P 500® Index
Annualized Returns	-1.31%	0.22%
Volatility[1]	6.18%	24.64%
Correlation[2] vs. S&P 500® Index	0.32	



Percent Appreciation
110%
100%
90%
80%
70%
60%
50%
40%
02/08
04/08
06/08
08/08
10/08
12/08
02/09
04/09
06/09
08/09
10/09
12/09
02/10
04/10
06/10
08/10
10/10
12/10
02/11
04/11
06/11
08/11
10/11
12/11
02/12
Barclays Optimized Currency Carry Index™
S&P 500 Index

Source: Bloomberg, 2/1/08–3/30/12, using daily data.

Past performance is not indicative of future results. One cannot invest directly in an index.

1. Volatility is a measure of variability from the expected value. Annualized volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future.
2. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent.

Page 39

iPath® Currency ETNs

Common Uses Express directional view on currency Cash diversification: Use foreign currencies to diversify USD holdings Hedging needs Key Features Cost-effective access Listed on NYSE Arca stock exchange ICI: Exposure to a risk-managed, long/short multi-currency strategy

Diversification may not protect against market risk.

iPath® Volatility ETNs

Barclays

What is VIX?

CBOE Volatility Index®

- The CBOE Volatility Index®, more commonly referred to as "VIX Index", is an implied volatility index that measures the market's expectation of 30-day S&P 500® volatility based on prices of near term S&P 500® Index (SPX) put and call options
- Historically, the VIX Index has tended to be highly negatively correlated to the performance of US Equities



Percentage change from starting value
250%
200%
150%
100%
50%
0%
S&P500
VIX index
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Correlation[1] of VIX Index with benchmark indices	
S&P 500® Index	-0.69
MSCI EAFE Index	-0.64
MSCI EM Index	-0.63
Barclays US Aggregate Bond Index	0.04
Dow Jones-UBS Commodity Index Total Return℠	-0.31

Source: Bloomberg, 1/1/00 – 3/30/12.

1. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent.

Index returns are for illustrative purposes only. Index performance returns do not reflect any investor fees, transactions costs and expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. Diversification may not protect against market risk.

Page 42

Volatility Exchange Traded Products

The CBOE Volatility Index® is not directly investable

Prior to the iPath® Volatility ETNs, there were limited ways to access VIX exposure

VIX futures and VIX options (listed exchange derivatives)

Over the counter, mainly through variance swaps or SPX options

January 2009: The first iPath® Volatility ETNs were launched. Since then

35 4.5 $ B)

30 4.0( 3.5 25 3.0

Total Principal amount Products 20 2.5 Outstanding outstanding of 15 2.0 Number of Exchange -1.5

10 Amount Traded products Number 1.0 5 0.5 Principal

0 0.0 03/09 06/09 09/09 12/09 03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12 Source: Bloomberg, 3/31/2009 – 3/30/2012.

Barclays

iPath® Volatility ETNs

Ticker Yearly

iPath® ETN Name Symbol Index Name Fee*

Short-Term Exposure

iPath® S&P 500 VIX Short-Term FuturesTM ETN VXX S&P 500 VIX Short-Term FuturesTM TR Index 0.89%

iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN XXV S&P 500 VIX Short-Term FuturesTM ER Index 0.89%

iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN (III) IVOP S&P 500 VIX Short-Term FuturesTM ER Index 0.89%

Medium-Term Exposure

iPath® S&P 500 VIX Mid-Term FuturesTM ETN VXZ S&P 500 VIX Mid-Term FuturesTM TR Index 0.89%

iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) VZZB S&P 500 VIX Mid-Term FuturesTM TR Index 0.89%

Dynamic Exposure

iPath® S&P 500 Dynamic VIX ETN XVZ S&P 500 Dynamic VIX FuturesTM TR Index 0.95%

The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.

Barclays

VXX and VXZ

The iPath® S&P 500 VIX Short-Term Futures TM ETN (VXX) and the iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ) reflect the returns of rolling VIX futures y VXX: Daily rolling position in the first and second month futures y VXZ: Daily rolling position in the 4th, 5th, 6th, and 7th month futures VXX and VXZ have historically demonstrated convex negative correlation: Greater reaction to large decreases in the equity markets than to large increases Convexity of VXX is larger compared to VXZ

40%

30%

20% return 20% return 10% month 10% 0% 0% 1 month VXX

1 -10% -10%

VXZ

-20% -20%

-30% -30%

-12% -8% -4% 0% 4% 8% 12% -12% -8% -4% 0% 4% 8% 12%

SPY 1 month return SPY 1 month return

Sources: Barclays, Bloomberg, 1/09–03/12.

You should not rely on historical information. Such historical information is not indicative of future performance. For current iPath ETN performance, please visit www.iPathETN.com. Page 45

Barclays

IPATH

Roll Yield

VIX® futures term structure can cause a drag on the performance of the ETNs

The market for VIX® futures tends to trade in contango 1 during low volatility periods

VXX tends to suffer a greater negative roll yield2 than VXZ as the curve tends to be steeper at the front end

Volatility term structure is typically upward 20% sloping during “normal” times

Level 19%

Roll at maturity Volatility 18% Yield for 3M future Implied 17% 16%

Roll at maturity Yield for 1M future Future 15% VIX

14%

1 2 3 4 5 6 7 Time to Expiration (Months)

FOR ILLUSTRATIVE PURPOSES ONLY

When the prices of futures contracts for distant delivery months are higher than prices of futures contracts with nearer delivery months, the futures curve is said to be in “contango”.

In the context of investment strategies in the futures markets, “roll yield” is commonly referred to describe the returns that occur over and above the changes in the spot returns.

Barclays

S&P 500® Dynamic VIX Futures™ Index

Designed to offer efficient exposure via a dynamic investment in volatility

Uses the volatility term structure ratio to determine whether to be long or short

- Ratio of 1-month / 3-month Implied volatilities (VIX® Index / VXV® Index)

Aims to have

- Reduced "roll cost" during normal or low volatility regimes (contango)
- Increased exposure to VIX® Index **only** when volatility is at elevated levels (backwardation)*



Contango
Backwardation
Ratio: <0.9
0.9-1.0
1.0-1.05
1.05-1.15
>1.15
I. Strong Contango
II. Weak Contango
III. Weak Backwardation
IV. Backwardation
V. Strong Backwardation
Short-term VIX futures
Medium-term VIX futures
70%
-30%
80%
-20%
100%
25%
75%
50%
50%

FOR ILLUSTRATIVE PURPOSES ONLY

* There can be no assurance that the index will accurately predict the market volatility over time. As a result, if the index fails to accurately predict trends of volatility, it may not be successful in correctly allocating between Short-term VIX futures and Medium-term VIX futures.

Page 47

iPath
BARCLAYS

Common Uses of iPath® Volatility ETNs

Manage Risk/Hedge

Negative historical correlations to equity markets provides tool to hedge equity exposure and manage risk Volatility historically tends to increase more significantly during market down moves than it decreases during up moves (convexity), providing protection when investors may need it most

Express directional view on volatility

Buy/sell if investor has a view in increasing/decreasing volatility futures Combinations of VIX ETNs allows investors to express refined views

VXX for short-term views

VXZ and XVZ for medium-long term views

Leveraged and inverse products

Barclays

Features of iPath® Volatility ETNs

Operationally more efficient than using futures/options Eliminates opening of futures/options accounts Eliminates need to manage relatively expensive options portfolio or rolling of futures contracts on a monthly basis Need for in house futures and options trading expertise is minimized Provide a liquid instrument to access equity market volatility Liquid products that are highly correlated with the uninvestable VIX index Are iPath® volatility ETNs right for you? May not be suitable for all types of investors May not be suitable for all market circumstances Investors should consider the investment time horizon when choosing the appropriate iPath Volatility ETN

Barclays

iPath® Leveraged ETNs

Barclays

IPATH

The Leveraged ETP Market

Market Statistics Approximately $31 billion in leveraged/inverse Exchange -Traded Products (ETPs), with over 230 products globally across providers 17.3% of total trading volume and 2.6% of total AUM contained in the ETP market High daily turnover suggests uses are dominated by shorter term views Exposures Approximately $21B (68%) linked to US Equities Other popular themes

Long term US Treasuries

Financial Sector

Commodity

Other Equity Broad Indices

Currencies

Source: Barclays, as of 03/30/12.

Barclays

IPATH

Features of Daily-Rebalancing Leveraged ETPs

Daily Reset ETPs are designed to achieve their stated objective on a daily basis

Performance over the long term may vary from investor expectations Long-term returns are usually not a fixed multiple of the index Daily reset mechanism adds a ‘path dependency’* to long term performance Volatility in index performance may significantly impact long term performance High level of trading within replicating portfolios The reset mechanism means that daily-rebalancing leveraged strategies tend to “buy high, sell low” A typical -3x strategy rebalances 12% of portfolio holdings for each 1% move in the underlying Index Risk of significant tracking error due to high transaction costs and frequency Frequent rebalancing may create large short-term taxable events

Sources: Bloomberg, Barclays.

Barclays

iPath® Leveraged ETNs: Product Design

Three basic principles of design

Target a fixed multiple return, established at the inception of the ETN, of the performance of an index over a long term Replicate the economics of long or short leveraged positions by notionally borrowing and investing in the underlying index Mitigate the path dependency* to underlying index that daily reset products have

Consequence of Design

Do not in general deliver a fixed multiple of index performance each day

* An index-linked security shows “path dependency” if the value at any given day cannot be derived only from the current and initial index value, but instead is dependent on the historical path that the index has taken over the calculation period.

Barclays

iPath® Leveraged ETNs

iPath

iPath® ETN Name[1]	Ticker Symbol	Index Name	Yearly Fee[2]
Long Extended			
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	Russell 1000® Total Return Index	0.50% Financing: 3m LIBOR + 0.60%
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	Russell 2000® Total Return Index	0.50% Financing: 3m LIBOR + 0.60%
iPath® Long Extended S&P 500® TR Index ETN	SFLA	S&P 500® Total Return Index	0.35% Financing: 3m LIBOR + 0.60%
Long Enhanced			
iPath® Long Enhanced MCSI EAFE® Index ETN	MFLA	MSCI EAFE® Net Total Return Index	0.80% Financing: 3m LIBOR + 0.60%
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	MSCI Emerging Markets Net Total Returns Index	0.80% Financing: 3m LIBOR + 0.60%

1. For each series of ETNs, "enhanced" refers to an initial leverage factor of 2 on the date of the ETN's issuance and "extended" refers to an initial leverage factor of 3 on the date of the ETN's issuance. A "long" ETN is linked to a leveraged participation in the performance of the underlying index, whereas a "short" ETN is linked to a leveraged participation in the inverse performance of the underlying index. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective ETN will invest at a different "participation"—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled "Participation" in the applicable prospectus.
2. The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day dividend by 365.

Page 54

BARCLAYS

iPath® Inverse Leveraged ETNs

iPath® ETN Name1 Ticker Symbol Index Name Yearly Fee2

Short Extended

iPath® Short Extended Russell 1000® ROSA Russell 1000® Total Return 0.50%

TR Index ETN Index Borrow Rate: 1.00%

iPath® Short Extended Russell 2000® RTSA Russell 2000® Total Return 0.50%

TR Index ETN Index Borrow Rate: 1.75%

iPath® Short Extended S&P 500® SFSA S&P 500® Total Return Index 0.35%

TR Index ETN Borrow Rate: 0.50%

Short Enhanced

iPath® Short Enhanced MCSI EAFE® MFLA MSCI EAFE® Net Total 0.80%

Index ETN Return Index Borrow Rate: 1.75%

iPath® Short Enhanced MSCI EMLB MSCI Emerging Markets Net 0.80%

Emerging Markets Index ETN Total Returns Index Borrow Rate: 2.50%

For each series of ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. A “long” ETN is linked to a leveraged participation in the performance of the underlying index, whereas a “short” ETN is linked to a leveraged participation in the inverse performance of the underlying index. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective ETN will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus.

The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day dividend by 365.

Barclays

Key Feature of iPath® Leveraged ETNs: Participation

Participation provides investors with an indication of leverage at a given point in time Participation is the ratio between the notional exposure to the underlying index per ETN and the indicative ETN value. (Participation = Intraday Long (or Short) Index Amount / Intraday Indicative Note Value) For any time period, the returns of the ETN can be approximated as the product of the participation at the beginning of the period times the performance of the underlying index over the period, minus fees and costs

Return on Investment =

(Participation at Purchase x Index Performance) – Fees/Costs

The participation values serves to approximate the variable multiple of returns to the Index Performance that will be reflected in the value of the ETN on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs. Page 56

Barclays

Comparison of iPath Leveraged

ETNs and Leveraged ETFs

iPath Leveraged ETNs Leveraged ETFs

Leveraged Performance Yes Yes

Liquidity Daily on exchange Daily on exchange

Registration Securities Act of 1933 Investment Company Act of 1940

Form Global medium-term note 40 Act Fund/UIT

Principal Risk Market and issuer risk Market risk

Recourse Issuer credit Portfolio of securities

Performance Target Payment at maturity Daily or monthly performance target

Maturity Fixed maturity1 No

Path Dependency2 No Yes

Institutional Size Redemption Daily to issuer3 Daily via custodian

Formulaic Optional Redemption Value Yes3 No

Automatic Termination Event Yes No

Subject to the occurrence of an automatic termination event or early redemption by the investor.

An index-linked security shows “path dependency” if its value on any given day cannot be derived from the current and initial values of its underlying index but instead is dependent on the historical “path” that the index has taken over the calculation period.

3. Subject to the occurrence of an automatic termination event.

Barclays

iPath® Leveraged ETNs

Common Uses

Express directional views of the market

Manage risk/hedge

Implement arbitrage strategies

Potential Benefits

Transparent access to a leveraged strategy

Cost efficiency

No path dependency1

Listed on NYSE Arca stock exchange

Are iPath® Leveraged ETNs right for you? Leverage increases the sensitivity of the ETN to change in the underlying index A decrease in the level of the index may result in a significantly greater decrease in the repayment amount

1. An index-linked security shows “path dependency” if the value at any given day cannot be derived only from the current and initial index value, but instead is dependent on the historical path that the index has taken over the calculation period.

Barclays

iPath® CBOE S&P 500 BuyWrite IndexSM ETN

Barclays

iPath® CBOE S&P 500 BuyWrite IndexSM ETN

iPath® ETN Name Ticker Symbol Index Name Yearly Fee1

iPath® CBOE S&P 500 BWV CBOE S&P 500 0.75%

BuyWrite IndexSM ETN BuyWrite IndexSM

Index strategy is a hypothetical covered call on the S&P 500® Index ”Buy”: Hold a notional long position in the S&P 500® Index ”Write”: Sell a succession of one month, at-the-money S&P 500® Index call options

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the Index Factor, calculated on a daily basis in the following manner: the Investor fee on inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the index in the inception date.

Option Strategies are not suitable for all investors.

The BuyWrite Strategy

Seeks to generate a profit with the sale of the option premium y Offset losses, up to the value of the premium, if the S&P 500® Index loses value y Gains the value of the premium if the S&P 500® Index is constant y Limits upside participation of the S&P 500® Index to the value of the option premium

Hypothetical Payoff of BuyWrite Strategy

S&P 500® Index

CBOE S&P 500

BuyWrite IndexSM

Returns Option Premium

Strategy

S&P 500® Index

Returns

The diagram above is for illustrative purposes only and is not representative of any specific investment outcome. The diagram should not be viewed as an indication or prediction of future results. One cannot directly invest in an index.

Option Strategies are not suitable for all investors. Page 61

Barclays

BuyWrite Index Performance

CBOE S&P 500

BuyWrite IndexSM S&P 500® Index Annualized Returns 1.7% -1.5% Volatility 1 17.4% 23.7% Correlation 2 to S&P 500® Index 0.92

120%

CBOE S&P 500 BuyWrite Index 100% S&P 500 Index 80% Appreciation 60% Percent 40% 20%

0%

05/07 08/07 11/07 02/08 05/08 08/08 11/08 02/09 05/09 08/09 11/09 02/10 05/10 08/10 11/10 02/11 05/11 08/11 11/11 02/12

Source: Bloomberg, 5/23/07 –03/30/12.

Past performance is not indicative of future results. One cannot invest directly in an index.

Volatility is a measure of variability from the expected value. Annualized volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future.

Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent.

Barclays

iPath® CBOE S&P 500 BuyWrite IndexSM ETN

Common Uses y Access to exposure that has historically been highly correlated to the S&P 500® Index, but with lower volatility y Provide option premium that can, to a limited extent, offset losses from downside market performance in an equity portfolio y Implement view that realized volatility of the S&P 500® Index will be lower than volatility implied by call option premium Features y Listed on NYSE Arca stock exchange y Exposure to a BuyWrite strategy for investors who may not have access to options accounts y Operationally efficient: Eliminates need to manage options portfolio or rolling of futures contracts Key Considerations y Positive returns are limited by the value of the premium and may be less than a direct investment in the S&P 500® Index

Past performance is not indicative of future results. Option strategies are not suitable for all investors.

Barclays

iPath® MSCI India IndexSM ETN

Barclays

Why Exposure to Indian Equity?

Targeted emerging markets exposure Potential portfolio diversification benefits Additional diversification to broad emerging markets exposure India’s growing economic significance India is the second most populous country in the world behind China India’s real Gross Domestic Product grew 8.4% on average over the last 5 years

Sources: Bloomberg.

Diversification may not protect against market risk. Past Performance is not indicative of future results. Page 65

Barclays

iPath® MSCI India IndexSM ETN

iPath® ETN Name Ticker Symbol Index Name Yearly Fee1

iPath® MSCI India IndexSM ETN INP MSCI India Total 0.89%

Return IndexSM

MSCI India Index Represents 85% of the free-float adjusted market cap of Indian equities

Comprised of 71 companies listed on the National Stock Exchange of India2

Index Market Cap: $239B2

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the Index Factor, calculated on a daily basis in the following manner: the Investor fee on inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the index in the inception date.

2. As of 03/30/12.

Barclays

Unique Exposures:

MSCI India Total Return IndexSM

Index Sector Breakdown

as of Sector December Weighting 31, 2011

as of March 30, 2012

Financials (26.31%)

Information Technology (17.14%)

Energy (11.69%)

Materials (9.67%)

Consumer Staples (7.90%)

Consumer Discretionary (8.66%)

Industrials (5.98%)

Health Care (5.13%)

Utilities (5.04%)

Telecommunication Services (2.47%)

Float Adj.

Top Ten Constituents Shares

INFOSYS 10.13%

RELIANCE INDUSTRIES 8.07%

HDFC BANK 6.49%

HOUSING DEV FINANCE

CORP 6.01%

TATA CONSULTANCY 4.51%

ITC 4.20%

TATA MOTORS 3.41%

ICICI BANK 3.12%

HINDUSTAN UNILEVER 2.91%

LARSEN & TOUBRO 2.23%

Source: MSCI, Inc. Sector breakdown and holdings as of 3/30/12 and are subject to change.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of MSCI and Standard & Poor’s. “Global Industry

Classification Standard (GICS)” is a service mark of MSCI and Standard & Poor’s. Page 67

Barclays

MSCI India

Total Return Index SM Performance

MSCI India TR IndexSM S&P 500® Index Annualized Returns 3.05% -0.03% Volatility 1 34.74% 22.97% Correlation 2 vs. S&P 500® Index 0.59

200%

150%

MSCI India Total Return Index Appreciation 100% Percent S&P 500 Index 50%

0%

12/06 03/07 06/07 09/07 12/07 03/08 06/08 09/08 12/08 03/09 06/09 09/09 12/09 03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12

Source: Bloomberg, 12/19/06 –03/30/12.

Past performance is not indicative of future results. One cannot invest directly in an index.

Volatility is a measure of variability from the expected value. Annualized volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future.

Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent.

Barclays

iPath® Fixed Income ETNs

Barclays

Historical Range of US Treasury Yields

18%

16%

14%

12%

10%

8%

6%

4%

2% _10 Year yield: 1.87%

0% _ 2 Year yield: 0.24%

76 78 80 82 84 86 88 90 92 94 96 98 00 02 04 06 08 10

Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun

Source: Bloomberg, 6/30/76–3/30/12.

For illustrative purposes only. Past Performance is not indicative of future results. Page 70

Barclays

US Treasury Yield Curve Refresher

The US Treasury yield curve reflects the range of yields that investors in US government debt may expect to receive on investments over a range of terms to maturity The natural shape of the curve is upward sloping, reflecting the relatively higher yields that an investor in longer-term US Treasuries would expect to receive in exchange for investing capital for longer periods of time Factors impacting yield curve shape

Fundamental factors: US monetary policy, business cycle, inflation expectations

Technical factors: Treasury supply, Treasury demand

Hypothetical Example of US Treasury Yield Curve Positions

Steepening of the

yield curve

Baseline yield curve

Flattening of the

(%) yield curve

Yield

2 yr

30 yr

Maturity

US Treasury Securities

For illustrative purposes only. The chart above is hypothetical and does not represent actual historical yields. You should not rely on such hypothetical information. Such hypothetical information is not indicative of future performance. Page 71

Barclays

Expressing a View on the Yield Curve

Expressing a view can be difficult Investors may not have the time and resources required to manage a yield curve strategy Access to futures or swaps accounts are necessary Ongoing rebalancing and management takes resources and time

Barclays

iPath

iPath® Fixed Income ETNs

iPath® ETN Name	Ticker Symbol	Index Name	Yearly Fee*
Steepener-Flattener ETNs			
iPath® US Treasury Steepener ETN	STPP	Barclays US Treasury 2Y/10Y Yield Curve Index™	0.75%
iPath® US Treasury Flattener ETN	FLAT	Barclays US Treasury 2Y/10Y Yield Curve Index™	0.75%
US Treasury Futures Targeted Exposure ETNs			
Bull ETNs			
iPath® US Treasury 2-year Bull ETN	DTUL	Barclays 2Y US Treasury Futures Targeted Exposure Index™	0.75%
iPath® US Treasury 5-year Bull ETN	DFVL	Barclays 5Y US Treasury Futures Targeted Exposure Index™	0.75%
iPath® US Treasury 10-year Bull ETN	DTYL	Barclays 10Y US Treasury Futures Targeted Exposure Index™	0.75%
iPath® US Treasury Long Bond Bull ETN	DLBL	Barclays Long Bond US Treasury Futures Targeted Exposure Index™	0.75%
Bear ETNs – Inversely linked to Index			
iPath® US Treasury 2-year Bear ETN	DTUS	Barclays 2Y US Treasury Futures Targeted Exposure Index™	0.75%
iPath® US Treasury 5-year Bear ETN	DFVS	Barclays 5Y US Treasury Futures Targeted Exposure Index™	0.75%
iPath® US Treasury 10-year Bear ETN	DTYS	Barclays 10Y US Treasury Futures Targeted Exposure Index™	0.75%
iPath® US Treasury Long Bond Bear ETN	DLBS	Barclays Long Bond US Treasury Futures Targeted Exposure Index™	0.75%

* The investor fee on the inception date of the ETNs will be equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value on the immediately preceding calendar day, divided by 365. In addition, on each "roll day" for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.

Page 73

BARCLAYS

Barclays US Treasury Futures Targeted Exposure Indexes

Each Index targets but does not guarantee a 1.00 change in index level for each 1 basis point change in the relevant yield or spread

iPath Bull ETNs

CTD Bond

Yield Increases 1%

Yield decreases 1%

iPath Bear ETNs

CTD Bond

Yield Increases 1%

Yield decreases 1%

Index Response Target

Index loses 100 pts

Index gains 100 pts

Expected Change in ETN Value*

ETN loses $10

ETN gains $10

Index Response Target

Index loses 100 pts

Index gains 100 pts

Expected Change in ETN Value*

ETN gains $10

ETN loses $10

* Before relevant fees and costs as described in the prospectus.

The index only approximates, and does not guarantee, its objective in relation to the movement of the yield curve.

For illustrative purposes only and not indicative of any specific investment outcome. For a description of additional risks of investing in the

ETNs, see “Risk Factors” in the applicable prospectus. Page 74

Barclays

Barclays US Treasury 2Y/10Y Yield Curve IndexTM

Index level is designed to increase in response to a steepening of the US Treasury yield curve and to decrease in response to a flattening of the yield curve

Specifically, it seeks to provide

A 1 point increase in the Index level for each 1 basis point increase in the steepness of the yield curve

A 1 point decrease in the Index level for each 1 basis point increase in the flatness of the yield curve

Minimal changes to the Index level in response to any parallel shifts in the yield curve

Minimal

The index only approximates, and does not guarantee, its objective in relation to the steepening and flattening of the yield curve.

For illustrative purposes only. Page 75

Barclays

Barclays US Treasury 2Y/10Y Yield Curve IndexTM

Index tracks the returns of

A notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts

A notional investment in a weighted “short” position in relation to 10-year Treasury futures contracts

Index composition and weightings are rebalanced monthly

Index Sector Breakdown

Long Position

CBOT 2YR UST June 2012 77%

Short Position

CBOT 10YR UST June 2012 23%

Source: Barclays as of 3/30/12. The weighting specified for each Treasury futures contract underlying the Index is expressed in terms of the relative percentage exposure of an investment in the ETNs to the performance of the particular Treasury futures contract, before taking into account the investor fee and other costs. Page 76

Barclays

iPath® Steepener/Flattener ETNs: Expected Change in Value Based on Potential US Treasury Yield Movements

iPath

Potential US Treasury yield movements	Effect on yield curve	Expected change in value of the iPath® Steepener ETN (STPP) *Position in the Index: Long*	Expected change in value of the iPath® Flattener ETN (FLAT) *Position in the Index: Short*
2Y yields decrease 1% relative to 10Y yields	Steepening	Increase $10*	Decrease $10*
2Y yields increase 1% relative to 10Y yields	Flattening	Decrease $10*	Increase $10*
2Y *and* 10Y yields increase 1%	Parallel shift	No change	No change
2Y *and* 10Y yields decrease 1%	Parallel shift	No change	No change

*** Before relevant fees and costs as described in the prospectus.**
For illustrative purposes only and not indicative of any specific investment outcomes.

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iPath® Fixed Income ETNs

Common Uses Portfolio diversification Execute tactical views on yield curve expectations Execute flattening/steepening strategy based on expectations of future economic cycles Implement hedging strategy to decrease a portfolio’s sensitivity to changes in the yield curve Key Features First and only exchange -traded access to flattener and steepener yield curve strategies Linked to indices based on US Treasury futures, which have historically been highly liquid and transparent y Make US Treasury yields investable (constant dollar exposure to changes in yields) Generally lower cost when compared to purchasing futures contracts directly Operationally efficient: Eliminates need to manage options portfolio or rolling of futures contracts

Diversification may not protect against market risk.

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Disclosure

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal : The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop : Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions : You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

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Uncertain Tax Treatment : Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN. com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Dow Jones-UBS Commodity Indexes SM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCI SM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

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The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”) . MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500TM” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) . These marks have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the ETNs.

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs.

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“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500TM”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM”, “USD Optimized Currency Carry IndexTM” “Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

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Thank you

For more information, visit

www.iPathETN. com

Prospectuses

Info Sheets

Frequently Asked Questions

1-877-764-7284

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